UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010

TRANSATLANTIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 365-2200

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS.

On May 21, 2010, Transatlantic Holdings, Inc. and its subsidiaries, Transatlantic Reinsurance Company and Trans Re Zurich Reinsurance Company Ltd (collectively, “TRH”), filed a demand for arbitration against American International Group, Inc., AIG Securities Lending Corp. and AIG Securities Lending (Ireland) Ltd. (collectively, “AIG”) for losses in excess of $350 million suffered by TRH and its subsidiaries arising from its participation in a securities lending program administered and managed by AIG during the period that TRH was controlled by AIG. TRH’s participation in such securities lending program ended in the fourth quarter of 2008. While the final outcome cannot be predicted with certainty, TRH believes this arbitration, when resolved, will not have a material adverse effect on TRH’s consolidated results of operations, financial position or cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

By:	/s/ Gary A. Schwartz
Gary A. Schwartz Senior Vice President and General Counsel

Date: May 24, 2010